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                                                                      EXHIBIT 11

                        FIRSTPLUS FINANCIAL GROUP, INC.

STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

    Income per common and common equivalent share is calculated as follows:

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                                                                    FOR THE YEAR ENDED SEPTEMBER 30,
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                                                                    1995          1996          1997
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
Net income....................................................  $      5,840  $     34,212  $    139,169
Less: accrual of preferred stock dividends....................          (199)          (66)      --
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Primary net income applicable to common stock.................  $      5,641  $     34,146  $    139,169
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Interest on convertible subordinated notes less the effect of
  income taxes................................................       --       $        505  $      3,471
                                                                ------------  ------------  ------------
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Fully diluted net income applicable to common stock...........  $      5,641  $     34,651  $    142,640
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Average common shares outstanding.............................    17,895,862    24,712,194    33,758,502
Common stock equivalents:
  Warrants and options........................................     2,401,012       645,968     1,483,079
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Weighted average common and common equivalent shares
  outstanding.................................................    20,296,874    25,358,162    35,241,581
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Primary net income per share of common stock..................  $       0.28  $       1.35  $       3.95
                                                                ------------  ------------  ------------
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Average common shares outstanding.............................    17,895,862    24,712,194    33,758,502
Common stock equivalents:
  Warrants and options........................................     2,401,012     1,641,332     6,763,438
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Weighted average fully diluted common and common equivalent
  shares outstanding..........................................    20,296,874    26,353,526    40,521,940
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Fully diluted net income per share of common stock............  $       0.28  $       1.31  $       3.52
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